                                                                  EXHIBIT 3.1(a)

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF
                                      --

                         RUDOLPH HOLDINGS CORPORATION
                         ----------------------------


                                  ARTICLE ONE
                                  -----------

     The name of the corporation is Rudolph Holdings Corporation.

                                  ARTICLE TWO
                                  -----------

     The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, County of New Castle, Wilmington, Delaware 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE THREE
                                 -------------

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOUR
                                 ------------

                             A. AUTHORIZED SHARES
                                -----------------

     The total number of shares of capital stock which the Corporation has authority to issue is 156,000 shares, consisting of:

45,875 shares of Series A Preferred Stock, par value $.01 per share ("Series A
                                                                      --------
Preferred");
---------

10,125 shares of Series B Preferred Stock, par value $.01 per share ("Series B
                                                                      --------
Preferred" and together with Series A Preferred, "Preferred Stock");
---------                                         ---------------

59,059.25 shares of Class A Common Stock, par value $.01 per share ("Class A
                                                                     -------
Common"); and
------

40,940.75 shares of Class B Common Stock, par value $.01 per share ("Class B
                                                                     -------
Common" and together with Class A Common, "Common Stock").
------                                     ------------

                                 COMMON STOCK
                                 ------------

          Section 1.  Voting Rights.  In elections of directors of the
          ----------  -------------
Corporation, holders of Class A Common, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock, shall be entitled to elect two directors to serve on the Corporation's Board of Directors (the "Board of Directors") until his or her successor is duly elected by the holders of Class A Common (such directors, the "Class A Directors"). Each Class A Director shall be entitled to four votes on all matters voted on by the Board of Directors, and each other director shall be entitled to one vote on all matters voted on by the Board of Directors. A quorum of the Board of Directors shall be determined based upon the number of votes of all directors. Except as otherwise required by applicable law and except as provided in the foregoing sentence with respect to elections of the Class A Directors, the holders of Common Stock, voting together as a single class, shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation (including election of directors other than Class A Directors).

          Section 2.  Dividends.  Subject to the preferential rights of the
          ----------  ---------
holders of Preferred Stock set forth in Part C of this Article IV and to the extent permitted under the General Corporation Law of Delaware, dividends may be paid on Common Stock as and when declared by the Board of Directors, and the holders of Class A Common and the holders of Class B Common shall be entitled to receive such dividends pro rata at the same rate per share of each class of Common Stock; provided that (i) if dividends are declared or paid in shares of Common Stock, the dividends payable to holders of Class A Common shall be payable in shares of Class A Common and the dividends payable to the holders of Class B Common shall be payable in shares of Class B Common and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class A Common, at such holder's request, dividends consisting of securities (except as otherwise provided by law) of the Corporation having the same voting rights as Class A Common and to each holder of Class B Common, at such holder's request, dividends consisting of securities (except as otherwise required by law) of the Corporation which have the same voting rights as Class B Common.

          Section 3.  Liquidation.  Subject to the preferential rights of the
          ----------  -----------
holders of Preferred Stock set forth in Part C of this Article IV, the holders of Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

                                PREFERRED STOCK
                                ---------------

          Section 1.  Dividends.
          ----------  ---------

                (1A)  General Obligation.  When and as declared by the Board of
                      ------------------
Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay dividends as provided in this Section 1. Dividends on each share of Preferred Stock (each, a "Preferred Share") shall accrue on a daily basis at the rate of 8% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such Preferred Share to but not including the date on which the Liquidation Value of such Preferred Share is paid under Section 2 of this Part C, the date such Preferred Share is redeemed pursuant to Section 4 of this Part C, or the date such Preferred Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment may be made with respect to any Junior Securities, subject to the provisions of Section 3 of this Part C. The date on which the Corporation initially issues any

Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Preferred Share.

               (1B)   Dividend Reference Dates.  Each March 31, June 30,
                      ------------------------
September 30 and December 31 of each year, beginning September 30, 1996, shall be a "Dividend Reference Date." To the extent not paid on a Dividend Reference
      -----------------------
Date, all dividends which have accrued on each Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Preferred Share until paid.

               (1C)   Distribution of Partial Dividend Payments.  Except as
                      -----------------------------------------
otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to Preferred Stock, such payment shall be distributed ratably among the holders of Preferred Shares based upon the aggregate accrued but unpaid dividends on Preferred Shares held by each such holder.

          Section 2.  Liquidation.  Upon any liquidation, dissolution or winding
          ----------  -----------
up of the Corporation, each holder of Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends) of all Preferred Shares held by such holder, and the holders of Preferred Stock shall not be entitled to any further payment or claim or right to any assets of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of Preferred Stock held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity after the consolidation or merger), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, nor any other form of recapitalization shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

          Section 3.  Priority of Preferred Stock.  So long as any Preferred
          ----------  ---------------------------
Stock remains outstanding, neither the Corporation nor any Subsidiary shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock.

          Section 4.  Redemptions.
          ----------  -----------

               (4A)   Optional Redemptions.  The Corporation may at any time
                      --------------------
redeem all or any portion of Preferred Stock then outstanding. Upon any such redemption, the Corporation shall pay a price per Preferred Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon.

               (4B) Redemption Payment.  For each Preferred Share which is to be
                    ------------------
redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Preferred Share) an amount in immediately available funds equal to the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends hereon). If the funds of the Corporation legally available for redemption of such Preferred Shares on any Redemption Date are insufficient to redeem the total number of Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of such Preferred Shares based upon the aggregate Liquidation Value of such Preferred Shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the corporation are legally available for the redemption of such Preferred Shares, such funds shall immediately be used to redeem the balance of such Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

               (4C) Notice of Redemption.  Unless otherwise provided herein, the
                    --------------------
Corporation shall mail written notice of each redemption of Preferred Stock to each record holder of Preferred Shares not more than 60 nor less than ten days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Preferred Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of the Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Preferred Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Preferred Shares.

               (4D) Determination of the Number of Each Holder's Shares to be
                    ---------------------------------------------------------
Redeemed. Except as otherwise provided herein, the number of Preferred Shares to
--------
be redeemed from each holder thereof in redemptions hereunder shall be the number of Preferred Shares determined by multiplying the total number of Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Preferred Shares then held by such holder and the denominator of which shall be the total number of Preferred Shares then outstanding.

               (4E) Dividends After Redemption.  No Preferred Share is entitled
                    --------------------------
to any dividends accruing after the date on which the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof. On such date all rights of the holder of such Preferred Share shall cease, and such Preferred Share shall be deemed to be not outstanding.

               (4F) Redeemed or Otherwise Acquired Shares.  Any Preferred
                    -------------------------------------
Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not thereafter be reissued, sold or transferred.

               (4G) Other Redemptions or Acquisitions.  Neither the Corporation
                    ---------------------------------
nor any Subsidiary shall redeem or otherwise acquire any Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Preferred Stock on the basis of the number of Preferred Shares owned by each such holder.

               (4H) Special Redemptions.
                    -------------------

                    (i)   The term "Change in Ownership" shall mean any sale or
                                    -------------------
issuance or series of sales or issuances of the Corporation's capital stock by the Corporation or any holders thereof, immediately after which the State Board of Administration of Florida ("SBA") and Liberty Partners Holdings II, L.L.C.
                               ---
("LPH") and its Affiliates in the aggregate no longer hold record ownership of
  ---
(a) at least 40% of the Corporation's then outstanding Common Stock or (b) shares of the Corporation's outstanding capital stock entitled to elect directors to the Board of Directors possessing a majority of the votes of all directors.

                    (ii) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership. The holders of a majority of the Preferred Stock then outstanding may require the Corporation to redeem all of the Preferred Stock owned by holders thereof at a price per Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 20 days after receipt of the Corporation's notice and (b) 20 days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written
                   ---------------
notice of any such election to all other holders of Preferred Stock within five days after the receipt thereof. Upon receipt of such election, the Corporation shall be obligated to redeem all of the outstanding Preferred Shares on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election. If, in any case, a proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded.

                    (iii) The term "Fundamental Change" shall mean (a) a sale
                                    ------------------
or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured by either book value in accordance with generally accepted accounting principles consistently applied or fair market value determined in the reasonable good faith judgment of the Corporation's board of directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party.

                    (iv) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Preferred Stock not more than 60 days nor less than 20 days prior to the consummation thereof. The holders of a majority of the Preferred Stock then outstanding may require the Corporation to redeem all of the Preferred Stock owned by holders thereof at a price per Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 20 days prior to the consummation of the Fundamental Change or (b) 20 days after receipt of a notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Preferred Stock (but in any event within five days prior to the consummation of the Fundamental Change). Upon receipt of such election(s), the Corporation shall be obligated to redeem all of the outstanding Preferred Shares upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded.

          Section 5.  Voting Rights.
          ----------  -------------

          (a) The holders of Series A Preferred shall be entitled to notice of all meetings of the Corporation's stockholders in accordance with the Corporation's bylaws, and except in the case of election of Class A Directors and except as otherwise provided by law, the holders of Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of Common Stock voting as a single class with each share of Common Stock entitled to one vote per share and each share of Series A Preferred entitled to one vote per such share.

          (b) Except as otherwise required by law, the Series B Preferred shall have no voting rights; provided that each holder of Series B Preferred shall be entitled to notice of all meetings of the Corporation's stockholders at the same time and in the same manner as notice is given to the stockholders entitled to vote at such meeting.

          Section 6.  Registration of Transfer.  The Corporation shall keep
          ----------  ------------------------
at its principal office a register for the registration of Preferred Stock.
Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on Preferred Stock represented by such new certificate from the date on which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

          Section 7.  Replacement.  Upon receipt of evidence reasonably
          ----------  -----------
satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at the Corporation's expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the original date of such lost, stolen, destroyed or mutilated certificate and dated the original date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on Preferred Stock represented by such new certificate from the date on which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 8.  Definitions.
          ----------  -----------

          "Affiliate" of any Person means any other Person which controls, is
           ---------
controlled by or is under common control with another Person.

          "Junior Securities" means any of the Corporation's capital stock or
           -----------------
equity securities other than Preferred Stock.

          "Liquidation Value" of any Preferred Share as of any particular date
           -----------------
shall be equal to $100.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Redemption Date" as to any Preferred Share means the date specified
           ---------------
in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Preferred Share (plus all accrued an unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Subsidiary" means, with respect to any Person, any partnership,
           ----------
corporation, association, joint stock company, limited liability company, trust, joint venture, unincorporated organization or other business entity of which (i) if a corporation, a majority of the total voting power of Shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, joint stock company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, joint stock company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, joint stock company, association or other business entity gains or losses or shall be or control the managing director or a general partner of such partnership, limited liability company, joint stock company, association or other business entity.

          Section 9.  Amendment and Waiver.  No amendment, modification or
          ----------  --------------------
waiver (including one in effect accomplished by merger or consolidation of the Corporation with another Corporation or entity) shall be binding or effective with respect to any provision of this Part C of Article IV without the prior written consent of the holders of a majority of the Preferred Stock outstanding at the time such action is taken.

          Section 10.  Notices.  Except as otherwise expressly provided
          -----------  -------
hereunder, all notices referred to herein shall be in writing and shall be personally delivered or delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given five business days after being so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                 ARTICLE FIVE
                                 ------------

     The name and mailing address of the sole incorporator are as follows:

          NAME                           MAILING ADDRESS
          ----                           ---------------

          Adam Pick                      200 East Randolph Drive

                                         Suite 5600
                                         Chicago, Illinois 60601

                                  ARTICLE SIX
                                  -----------

     The corporation is to have perpetual existence.

                                 ARTICLE SEVEN
                                 -------------

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                 ARTICLE EIGHT
                                 -------------

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                 ARTICLE NINE
                                 ------------

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modifications of this ARTICLE NINE, shall not adversely affect any right or
                      ------------
protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN
                                  -----------

     The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                ARTICLE ELEVEN
                                --------------

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 *  *  *  *  *

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 13/th/ day of June, 1996.
                                             ------

                                             /s/ Adam Pick
                                             -----------------------------------
                                             Adam Pick, Sole Incorporator

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                           BEFORE PAYMENT OF CAPITAL
                                      OF
                         RUDOLPH HOLDINGS CORPORATION

                                 *  *  *  *  *

                        Adopted in accordance with the
                       provisions of Section 241 of the
                        General Corporation Law of the
                               State of Delaware

                                 *  *  *  *  *

     I, Adam R. Pick, being the duly acting and qualified Sole Incorporator of Rudolph Holdings Corporation, a corporation organized and existing under any by
virtue of the Green Corporation Law           of the state of Delaware (the
"Corporation"), DO HEREBY CERTIFY as follows:

          FIRST:      That the Corporation's original Certificate of
Incorporation (the "Certificate of Incorporation") was filed with the Secretary of State of Delaware on June 13, 1996.

          SECOND:     That the Certificate of Incorporation is hereby amended by deleting ARTICLE NINE in its entirety and substituting in lieu thereof a new
         ------------
ARTICLE NINE as follows:
------------

                                 ARTICLE NINE
                                 ------------

          Section 1.  To the fullest extent permitted by the General
          ---------
Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholder for monetary damages for a bread of fiduciary duty as a director. Any repeal or modification of the ARTICLE NINE shall not adversely
                                            ------------
affect any right of protection of a director of the corporation existing at the time of such repeal or modification.

          Section 2.  The corporation shall, to the fullest extent permitted by
          ---------
the General Corporation Law of the State of Delaware (including, without limitation, Section 145 thereof), as amended from time to time, indemnify any promoter of director whom it shall have power to indemnify form and against any and all of the expenses, liabilities or other losses of any nature. The indemnification provided in this ARTICLE NINE shall not be deemed exclusive of
                                 ------------
any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be promoter or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

          THIRD:   That the foregoing amendment has been duly adopted, pursuant to the provisions of Sections 241 and 107 of the General Corporation Law of the State of Delaware, by the Sole Incorporator of the Corporation.

          FOURTH: That the Corporation has not received any payment for any of its stock.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the undersigned, being the Sole Incorporator hereinabove named, for the purpose of amending the Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto singed this Certificate of Amendment of Certificate of Incorporation Before Payment of Capital as of this 14/th/ day of June, 1996.

                                             RUDOLPH HOLDINGS CORPORATION,
                                             a Delaware corporation


                                             /s/ Adam Pick
                                             ----------------------------------
                                             By:  Adam R. Pick
                                             Its: Sole Incorporator

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                         RUDOLPH HOLDINGS CORPORATION

                                 *  *  *  *  *

            Pursuant to Section 242 of the General Corporation Law
                           of the State of Delaware

                                 *  *  *  *  *

     RUDOLPH HOLDINGS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter, the "Corporation"), DOES HEREBY CERTIFY:

     FIRST:    That by the Unanimous Written Consent of the Board of Directors
of the Corporation resolutions were duly adopted setting forth a proposed amendment to Section A of Article IV of the Certificate of Incorporation, declaring said amendment to be advisable and directing that said amendment be considered by the holders of the Common and Preferred Stock of the Corporation, as the only stockholders entitled to vote thereon. The resolution setting forth the proposed amendment is as follows:

               NOW THEREFORE BE IT RESOLVED, that Section A of Article IV of the Articles of Incorporation shall be deleted in it entirety and replaced with the following:

               A.   AUTHORIZED SHARES
                    -----------------

               The total number of shares of capital stock which the Corporation has authority to issue is 333,896.00 shares, consisting of:

               (1) 45,876 shares of Series A Preferred Stock, par value $.01 per shares ("Series A Preferred"),

               (2) 10,125 shares of Series B Preferred Stock, par value $.01 per share ("Series B Preferred" and together with Series A Preferred, "Preferred Stock"),

               (3) 192,774 shares of Class A Common Stock, par value $.01 per share ("Class A Common") and

               (4) 85,121 shares of Class B Common Stock, par value $.01 per share ("Class B Common" and together with Class A Common, "Common Stock").

     SECOND:   That by the Written Consent of the holders of at least a majority of the Common and Preferred Stock of the Corporation, in lieu of a meeting and vote pursuant to Section 228 of Delaware Corporation Law, the proposed and recommended amendment to Section A of Article IV of the Certificate of Incorporation was in all respects approved.

     THIRD:    That said amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said RUDOLPH HOLDINGS CORPORATION has caused this Certificate of Amendment to be duly signed by its President and attested to by its Secretary this 15/th/ day of September, 1998.
                   ------        ---------



                                             RUDOLPH HOLDINGS CORPORATION


                                             /s/ Paul McLaughlin
                                             ----------------------------------
                                                 Paul McLaughlin
                                                 President

ATTEST:

/s/ Steven Roth
    -----------------------
       Steven Roth
       Secretary